Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Jacob Funds Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Jacob Funds Inc. for the year ended August 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Jacob Funds Inc. for the stated period.

/s/ Ryan Jacob Ryan Jacob President/Principal Executive Officer, Jacob Funds Inc.	/s/ Francis Alexander Francis Alexander Treasurer/Principal Financial Officer, Jacob Funds Inc.
Dated: October 31, 2019	Dated: November 8, 2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Jacob Funds Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.